Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus, “Nonpublic Disclosure”, and “Custodian and Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated October 22, 2012 in the Registration Statement (Form N-1A) of U.S. Bancorp Asset Management, Inc filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 67 under the Securities Act of 1933 (Registration No. 002-74747).

/s/ Ernst & Young

Minneapolis, Minnesota

October 30, 2012